Exhibit 99.1

NeOnc Technologies Awarded $2.5 Million in NIH STTR Grants to Advance NEO212 in Gliomas and Leukemia

CALABASAS, Calif., Aug. 07, 2025 -- NeOnc Technologies Holdings, Inc. (NASDAQ: NTHI), a multi-Phase 2 clinical-stage biotechnology company focused on breakthrough therapies for central nervous system (CNS) malignancies, today announced the award of two competitive NIH STTR (Small Business Technology Transfer) grants totaling $2.5 million. These non-dilutive funds will further advance development of the company’s proprietary therapeutic compound NEO212, which is currently completing its Phase 1 clinical trial.

●	$400,000 Phase 1 STTR Grant (1R41CA27179-01A1): Supports preclinical feasibility studies of NEO212 in acute myelogenous leukemia (AML). Dr. Thomas Chen serves as NeOnc’s Principal Investigator (PI), with Dr. Axel H. Schönthal leading the academic research effort at USC’s Glioma Research Group.

●	$2.1 Million Phase 2 STTR Grant (2R42CA246902-02): Focused on expanding NEO212’s clinical development into newly diagnosed gliomas, reinforcing the therapeutic’s broad oncologic potential. Dr. Chen is the PI for NeOnc, with Dr. Radu Minea leading the USC component.

These prestigious NIH awards arrive as NeOnc approaches the end-of-Phase 1 milestone for NEO212, marking a pivotal point in the company’s path toward Phase 2 trial initiation and potential regulatory engagement.

“Securing $2.5 million in competitive NIH grants during one of the most uncertain federal funding periods reaffirms the scientific and clinical promise of NEO212,” said Dr. Thomas Chen, CEO and Chief Medical Officer of NeOnc Technologies Holdings, Inc. “As a brain and spine oncologic surgeon for over 30 years at Keck Medical Center of USC, I have witnessed the urgent need for novel, less toxic therapies. These grants are a testament to our research team’s commitment and our ability to translate academic science into meaningful treatments.”

The STTR mechanism enables collaborative development between NeOnc and leading academic institutions, with each grant structured as 40% funding to NeOnc Technologies and 60% to its USC-based research collaborators.

This funding builds on NeOnc’s growing clinical and translational momentum as the company continues to innovate across glioblastoma, leukemia, and other high-unmet-need indications.

ABOUT NEONC TECHNOLOGIES HOLDINGS, INC.

NeOnc Technologies Holdings, Inc. is a clinical-stage life sciences company focused on the development and commercialization of central nervous system therapeutics that are designed to address the persistent challenges in overcoming the blood-brain barrier. The company’s NEO™ drug development platform has produced a portfolio of novel drug candidates and delivery methods with patent protections extending to 2038. These proprietary chemotherapy agents have demonstrated positive effects in laboratory tests on various types of cancers and in clinical trials treating malignant gliomas. NeOnc’s NEO100™ and NEO212™therapeutics are in Phase II human clinical trials and are advancing under FDA Fast-Track and Investigational New Drug (IND) status. The company has exclusively licensed an extensive worldwide patent portfolio from the University of Southern California consisting of issued patents and pending applications related to NEO100, NEO212, and other products from the NeOnc patent family for multiple uses, including oncological and neurological conditions.

For more about NeOnc and its pioneering technology, visit neonc.com.

Important Cautions Regarding Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “intend,” “expect,” “plan,” “budget,” “forecast,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “evaluating,” or similar words. Statements that contain these words should be read carefully, as they discuss our future expectations, projections of future results of operations or financial condition, or other forward-looking information.

Examples of forward-looking statements include, among others, statements regarding whether a definitive agreement will be reached with Quazar. These statements reflect our current expectations based on information available at this time, but future events may differ materially from those anticipated.

The “Risk Factors” section of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, along with other cautionary language in that report or in our subsequent filings, outlines important risks and uncertainties. These may cause our actual results to differ materially from the forward-looking statements herein, including but not limited to the failure to finalize the agreement with Quazar, modifications to its terms, or alternative uses of proceeds.

We assume no obligation to revise or update any forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by applicable securities laws and regulations.

“NEO100” and NEO “212” are registered trademarks of NeOnc Technologies Holdings, Inc.

Company Contact:

info@neonc.com

Investor Contact:

James Carbonara

Hayden IR

(646)-755-7412

James@haydenir.com